                                                                   EXHIBIT 12.15

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY RIDER TRAIL, LLC
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                Year End.  Year End.    Year End.    Year End.     Year End.
                                                                   1995       1996        1997          1998          1999
                                                                ------------------------------------------------------------
Earnings:
  Pretax income (loss)                                           $ --       $ --        $ (81)        $ (77)        $ (97)

Fixed Charges:
  Interest expense                                                 --         --           423           413           395
  Interest factor of rental expense                                --         --            --            --            --
                                                                 -----------------------------------------------------------
             Total fixed charges                                   --         --           423           413           395
                                                                 -----------------------------------------------------------
             Total earnings                                        --         --           342           336           298

             Total fixed charges                                   --         --           423           413           395
                                                                 -----------------------------------------------------------
Ratio of earnings to fixed charges                                 --         --          0.81          0.81          0.75
                                                                 -----------------------------------------------------------
  Deficiency to cover fixed charges                                --         --           (81)          (77)          (97)
                                                                 -----------------------------------------------------------

           COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                              --         --            --            --            --
             Interest factor                                       33%        33%           33%           33%           33%
                                                                 -----------------------------------------------------------
                            Total                                  --         --            --            --            --
                                                                 ===========================================================

                                                                  9 Months        9 Months
                                                                    Ended          Ended
                                                                September 30,   September 30,
                                                                     1999           2000
                                                                ----------------------------
Earnings:
  Pretax income (loss)                                             $ (77)          $ (10)

Fixed Charges:
  Interest expense                                                    286             301
  Interest factor of rental expense                                    --              --
                                                                --------------------------
             Total fixed charges                                      286             301
                                                                --------------------------
             Total earnings                                           209             291

             Total fixed charges                                      286             301
                                                                --------------------------
Ratio of earnings to fixed charges                                   0.73            0.97
                                                                --------------------------
  Deficiency to cover fixed charges                                   (77)            (10)
                                                                --------------------------

           COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                                  --              --
             Interest factor                                           33%             33%
                                                                --------------------------
                            Total                                      --              --
                                                                ==========================